UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  January 29, 2014

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Eagleview Boulevard, Suite 300, Exton, PA 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 359-7228

One East Uwchlan Avenue, Suite 301, Exton, PA 19341

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

As reported on a Current Report on Form 8-K filed on December 27, 2013, on December 20, 2013, CohnReznick LLP notified WPCS International Incorporated (the “Company”) that CohnReznick LLP would cease to serve as the Company’s independent registered public accounting firm, effective on the foregoing date.

Effective January 29, 2014, the Company engaged Marcum LLP (“Marcum”) as the Company’s new independent registered public accounting firm. The Audit Committee of the Company’s Board of Directors approved the engagement of Marcum on January 15, 2014.

During the two most recent fiscal years ended April 30, 2013 and 2012 and during the subsequent interim period through January 29, 2014, the Company did not consult with Marcum regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(iv) and the related instruction thereto) or a reportable event (as defined in Regulation S-K Item 304(a)(1)(v))..

Item 8.01	Other Events.

On January 30, 2014, the Company issued a press release announcing the appointment of Marcum.  A copy of the press release is attached hereto as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s new mailing address and telephone number are 600 Eagleview Boulevard, Suite 300, Exton, Pennsylvania, 19341, (484) 359-7228.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	Press release, dated January 30, 2014, issued by WPCS International Incorporated

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: January 30, 2014	By: /s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer